SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


            (Date of earliest event reported): November 2, 2001


                    HUNTSMAN INTERNATIONAL HOLDINGS LLC
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           (Exact name of Registrant as specified in its charter)


   DELAWARE                     333-88057                  87-0630359
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  State of                  Commission File No.        IRS Employer
 Incorporation                                         Identification No.


                500 Huntsman Way, Salt Lake City, Utah 84108
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        (Address of principal executive offices, including zip code)


                               (801) 584-5700
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            (Registrant's telephone number, including area code)


                                    N/A
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       (Former name or former address, if changed since last report)




Item 5. Other Events

         Pursuant to the Membership Interest Option Agreement, dated November 2, 2000, as amended (the "Option Agreement"), between Imperial Chemical Industries PLC, ICI Alta Inc. ("ICI Alta") and Huntsman Specialty Chemicals Corporation ("HSCC"), on October 30, 2001 ICI Alta exercised its put right requiring HSCC or its nominee to purchase ICI's 30% equity stake in Huntsman International Holdings LLC ("HIH"). On November 2, 2001, ICI Alta and HSCC agreed to extend the timetable for the completion of ICI's put option arrangements under the Option Agreement to allow time for completion of a new agreement. HSCC is confident that the parties will reach a mutually acceptable agreement. The negotiations are at an advanced stage and both parties are negotiating in good faith to resolve the few remaining open issues. The proposed new agreement would replace ICI Alta's existing put arrangements and defer HSCC's obligation to complete the acquisition of ICI's equity stake in HIH.


Item 7. Financial Statements and Exhibits.

(c) Exhibits.

         None.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    HUNTSMAN INTERNATIONAL HOLDINGS LLC


                                    By: /s/ Samuel Scruggs
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                                        Samuel Scruggs
                                        Vice President and Treasurer

Dated:  November 2, 2001